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                                                                  EXHIBIT 3.4(b)


                                    BY LAWS
                                       OF
                               LUNATI CAMS, INC.


                               ARTICLE I: OFFICES

         The principal office of the corporation in the state of Tennessee shall be located in the City of Memphis. The Corporation may have such other offices, either within or without the State of Tennessee, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                            ARTICLE II: SHAREHOLDERS

         SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held on the 20th day of March in each year beginning with year 1986, at the hours of 10:00 a .m CST, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Tennessee, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for an annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be held.

         SECTION 2. SPECIAL MEETINGS. Special meeting of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the Board of Directors, and shall be called by the president at the request of the holders of not less than 1/10th of all the outstanding shares of the corporation entitled to vote at the meeting.

         SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Tennessee, unless otherwise prescribed by statute, as

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the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Tennessee, unless otherwise prescribed by statute, and the place for the holding of such meeting. If no designation is made or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Tennessee.

         SECTION 4. NOTICE OF MEETING. Written notice setting the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. No notice of an adjourned meeting shall be required.

         SECTION 5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of, or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, forty (40) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of, or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days, immediately


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preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance, a date as the record date for any such determination of shareholders, such date in any case to be not more than forty
(40) days, and in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of, or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of the shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         SECTION 6. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of, and the number of shares held by each, which list, for a period of not less than ten (10) days prior to the meeting, shall be kept on file at the registered office of the corporation and such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholders during the whole time of the meeting for the purposes thereof.

         SECTION 7. QUORUM. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but in no event shall a quorum consist of less than ONE-THIRD (1/3rd of the votes


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entitled to vote at the meeting). If less than a majority of the shares are represented, then those represented may adjourn the meeting from time to time without further notice. At such adjourned meeting when a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         SECTION 8. PROXIES. At all meetings of the shareholders, a shareholder may vote in person or by proxy, executed in writing by shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

         SECTION 9. VOTING OF SHARES. Subject to the provisions of Section Twelve (12) of this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

         SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the By-Laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

         Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.


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         Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter, the pledgee shall be entitled to vote the shares s6 transferred.

         Shares of its own stock belonging to the corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

         SECTION 11. INFORMAL ACTION BY SHAREHOLDERS. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent, in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

         SECTION 12. CUMULATIVE VOTING. Unless otherwise provided by law, at each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.


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         SECTION 13. RESTRICTION ON TRANSFER AND SALE. The directors of the corporation are authorized, upon resolution of the shareholders, to cause a restriction on transfer and sale of shares to be typed on each certificate of stock issued by the corporation, and said restriction is to be in the following wording:

                           "RESTRICTION ON TRANSFER AND SALE: The shares of
                  stock represented by this certificate may not be sold, transferred, or assigned except as provided in the corporation's certificate of incorporation, it's by-laws, or agreement among shareholders and any amendments thereto."


                        ARTICLE III: BOARD OF DIRECTORS

         SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors.

         SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be four, (4).**/*** Each director shall hold office until the next annual meeting of shareholders or until his successor shall have been elected and qualified.

         SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice in accordance with this By-Law immediately after, and at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution. Joint meetings of stockholders and Board of Directors may be held.

 **      Amended on 10/29/98 to reflect one director (See Attached).
***      Amended on 8/30/99 to reflect variable number of directors (See
         Attached).


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         SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of
Directors may be called by, or at the request of the president or any director. Such special meetings of the Board shall not be held outside of the State of Tennessee.

         SECTION 1. NOTICE. Notice of any special meeting shall be given at least five (5) days previously thereto by written notice delivered personally, or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 2. QUORUM. A majority of the number of directors fixed by Section two (2) of this Article III, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         SECTION 3. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 4. ACTION WITHOUT A MEETING. Any action that may be taken by the Board of Directors at a formal meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the directors.

         SECTION 5. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum


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of the Board of Directors, unless otherwise provided by law. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

         SECTION 6. COMPENSATION. By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation.

         SECTION 7. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment therefore, or shall forward such dissent by registered mail to the secretary of the corporation immediately after adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         SECTION 8. REMOVAL OF DIRECTORS. Any and all of the directors may be removed without cause by vote of the shareholders.

                              ARTICLE IV: OFFICERS

         SECTION 1. NUMBER. The officers of the corporation shall be a chief executive officer (CEO) who is also chairman of the board of directors, a president, a secretary and a treasurer, and such other officers and assistant officers as may be deemed necessary and elected


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or appointed by the Board of Directors. The Board of Directors shall determine whether any two offices shall be held by the same person.

         SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

         SECTION 3. REMOVAL. Any officer or agent may be removed by the Board of Directors whenever in its judgment, the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         SECTION 5. CHAIRMAN OF BOARD AND CHIEF EXECUTIVE OFFICER (CEO). The chairman of the Board of Directors shall be the chief executive officer (CEO) of the corporation. The CEO has the responsibility to assign to the president his duties and responsibilities. He shall preside at all Stockholders and Board of Directors' meetings.

         SECTION 6. PRESIDENT. The president of the corporation shall be the general manager of the corporation. His duties and responsibilities shall be assigned by the CEO. He shall carry out the policy formulated by the Board of Directors and as supervised by the CEO. The president of the corporation shall assign the duties and responsibilities of all other officers of


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the corporation. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some officer or agent of the corporation, and shall perform all duties incident to the office of president and such other duties as may be prescribed by the CEO and the Board of Directors from time to time.

         SECTION 7. VICE-PRESIDENT. The duly elected vice-presidents of the corporation shall perform such duties and responsibilities as may be assigned to them by the president. The executive vice-president of the corporation, if one is elected, shall be charged with the duties and responsibilities of the president when the president is outside the State of Tennessee or incapacitated.

         SECTION 8.  SECRETARY.  The secretary shall:

         (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose;

         (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required bylaw;

         (c) be custodian of the corporate records;

         (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder;

         (e) sign with the president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;


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         (f) have general charge of the stock transfer books of the corporation; and

         (g) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or the Board of Directors.

         SECTION 9.  TREASURER.  The treasurer shall:

         (a) have charge and custody of and be responsible for all funds and securities of the corporation;

         (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-Laws; and

         (c) in general, perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the Board of Directors. If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety for sureties as the Board of Directors shall determine.

         SECTION 10. SALES. The salaries of the officers shall be fixed from time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact he is also a director of the corporation.

         ARTICLE V:  CONTRACTS, LOANS, CHECKS AND DEPOSITS

         SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.


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         SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         SECTION 1. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         SECTION 2. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited form time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

         SECTION 3. SEAL. The corporation may have a seal if and should the Board of Directors so determine. Should the Board of Directors determine that the corporation shall have a seal, on the seal shall be the corporation's name, the State of Tennessee, and the year of incorporation. Such seal shall be used on all official papers and instruments executed by and on behalf of the corporation.

             ARTICLE VI: CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 4. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the president and by the secretary, or by such other officers authorized by law and by the Board of Directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the


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corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, destroyed or mutilated certificate, a new one may be issued upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

         SECTION 5. TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by "power-of-attorney" duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes. The Board of Directors, with ratification by the stockholders, may place a restriction on the sale and disposition of stock, but not inconsistent with
Article II, Section 13, of these By-Laws.

                        ARTICLE VII: AUTHORITY TO BORROW

         The Board of Directors of the corporation shall have such authority and may exercise such from time to time to borrow monies and/or funds binding the corporation. The directors shall have the authority to authorize the president to borrow money and/or funds, when needed by the corporation, from banks and/or individuals; to mortgage and/or pledge and/or place liens on corporate property to secure such loans. The directors shall be empowered to issue such indentures and/or bonds, in accordance with law secured by corporation property and assets. The president of the corporation is authorized to execute such instruments in order to carry out resolutions, relative to borrowing, as the Board of Directors may authorize.


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                           ARTICLE VIII: FISCAL YEAR

         The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                             ARTICLE IX: DIVIDENDS

         The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law or its Article of Incorporation.

                          ARTICLE X: WAIVER OF NOTICE

         Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director to the corporation under the provisions of these By-Laws, or under the provisions of the Articles of Incorporation, or under the provisions of Tennessee Code Annotated Sections 48-17-106 and 48-18-204, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein shall be deemed equivalent to the giving of such notice.

            ARTICLE XI: OPTION STOCK, BONUS AND EMPLOYMENT CONTRACTS

         The Board of Directors may, from time to time, authorize option stock to officers and directors of the corporation at a price set by the Board of Directors either as a bonus or for cash or as an incentive to executives of the corporation. In addition, the Board of Directors may enter into employment contracts with officers of the corporation and offer employment contracts to applicants for employment as executives of the corporation.

         The authority of the Board of Directors to create and authorize the issuance of right or options entitling designated persons to purchase from the corporation, any shares of its capital stock of any class or classes shall be evidenced by such instruments as the Board of Directors


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shall approve. The terms upon which such rights or options may be issued and any such shares may be fixed by the Board of Directors. In the absence of actual fraud in the transaction, the judgment of the directors as to the consideration for the issue of such rights or options shall be conclusive.

         Nothing herein shall restrict and/or abridge the rights of the shareholders of the corporation to create option stock for issues to shareholders of record nor for the shareholders to declare option stock for officers of the corporation.

         The stockholders, at any regular and/or special meeting, may establish preemptive rights for stockholders.

                        ARTICLE XII: PROFIT-SHARING PLAN

         The Board of Directors, at its first meeting, or any annual or special meeting thereafter, may adopt a profit sharing plan for officers and employees of the corporation, and the Board of Directors of the corporation will have full authority to administer the plan which may be discontinued at any time by the Board of Directors.

                              ARTICLE XIII: BONUS

         The Board of Directors may at the end of each fiscal year, authorize payments of a bonus to officers and employees who are employed by the corporation on the last day of the fiscal year. Such bonus, if authorized, shall be based on performance and that person's contributions to the profits of the corporation. No officer or employee shall be entitled to receive a bonus by virtue of length of service only. Sales personnel may receive a bonus, if authorized.

                             ARTICLE XIV: INDEMNITY

         (a) Any person made a party to any action by reason of the fact that he, his testator or intestate representative, is or was a director, officer, or employee of the corporation, or of any


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corporation in which he served as such at the request of the corporation, shall be indemnified by the corporation against the reasonable expenses, including attorney' 5 fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceedings, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for negligence or misconduct in the performance of his duties.

         (b) The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any officer or director or employee may be entitled, apart from the provisions of this section.

         (c) The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of Directors, except that in any case where there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

                             ARTICLE XV: AMENDMENTS

         These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the stockholders at any regular or special meeting.

                                  CERTIFICATE

         I, Peggy Lunati, Secretary of Lunati Cams, Inc., certify that the foregoing By-Laws are the true and correct By-Laws of the corporation, adopted and approved by a resolution of the stockholders at a meeting held on the 15th day of July, 1986.

                                             /s/ Peggy Lunati
                                            -----------------------------------
                                             Peggy Lunati, Secretary


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                                                                        Annex A

                      RESOLUTIONS OF THE SOLE SHAREHOLDER
                      OF LUNATI CAMS, INC. (the "Company")

         RESOLVED, that as authorized pursuant to the Bylaws of the Corporation, Article III, Section 2 of the Bylaws of the Corporation is hereby amended to reflect that the number of Directors of the Company be, and hereby is, one.

         RESOLVED, that Robert Wineland be, and hereby is, elected as the sole director of the Company, to serve in such capacity until his successor is elected and has qualified or until his earlier resignation or removal.


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                                                                        Annex A

                      RESOLUTIONS OF THE SOLE SHAREHOLDER
                      OF LUNATI CAMS, INC. (the "Company")

         RESOLVED, that as authorized pursuant to the Bylaws of the Corporation, Article III, Section 2 of the Bylaws of the Corporation is hereby amended in its entirety so that, as amended, Article III, Section 2 of the Bylaws shall read as follows:

                  "SECTION 2. NUMBER, TENURE AND QUALIFICATION. The Board of Directors shall consist of one or more members. The number of Directors shall be fixed, and may be changed from time to time, by action of the shareholders or by action of the Board. Directors need not be shareholders. Each Director shall hold office until the next annual meeting of shareholders or until a successor is elected and has qualified or until the Director's death, resignation or removal."


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